EXHIBIT 9(b)

                             THE PHOENIX EDGE - SPVL

    ILLUSTRATIONS OF DEATH BENEFITS, POLICY VALUES AND CASH SURRENDER VALUES

ILLUSTRATIONS OF DEATH BENEFITS, POLICY VALUES ("ACCOUNT VALUES")
AND CASH SURRENDER VALUES
--------------------------------------------------------------------------------

    The tables on the following pages illustrate how a Policy's death benefits, account values and Cash Surrender Value could vary over time assuming constant hypothetical gross (after tax) annual investment returns of 0%, 6% and 12%. The Policy benefits will differ from those shown in the tables if the annual investment returns are not absolutely constant. That is, the figures will be different if the returns averaged 0% to 12% over a period of years but went above or below those figures in individual Policy Years. The Policy benefits also will differ, depending on your premium allocations to each Subaccount of the VUL Account, if the overall actual rates of return averaged 0% to 12% but went above or below those figures for the individual Subaccounts. The tables are for standard risk males and females who are non-smokers. Account values and Cash Surrender Values may be lower for smokers. The single premium is assumed to be paid at the beginning of the first Policy Year. The difference between the Policy Value and the Cash Surrender Value in the first 9 years is the surrender charge.

    The death benefit, account value and Cash Surrender Value amounts reflect the following monthly charges:

 1. Monthly administrative charge is the greater of $5 per month or 0.25% of unloaned policy value (based on 0.30% annually) for policies with policy value of $100,000 or less. The charge is reduced to 0.0125% of unloaned policy value (based on 0.15% annually) for policies with policy value exceeding $100,000.

 2. Tax charge of .033% of policy value (based on 0.40% annually).

 3. Cost of insurance charge of .058% of policy value (based on .70% annually) for assumed current charges.

 4. Mortality and expense risk charge of .0667% of unloaned policy value which is based on .80% annually (.50% on an annual basis after the 10th Policy
    Year).

    These illustrations also assume an average investment advisory fee of .75% on an annual basis, of the average daily net asset value of each of the Series of the Funds. These illustrations also assume other ongoing average Fund expenses of .22%. Management may decide to limit the amount of expense reimbursement in the future. If this reimbursement had not been in place for the fiscal year ended December 31, 1999, average total operating expenses for the Series would have been approximately 1.43% of the average net assets.

    Taking into account the mortality and expense risk charge and the investment advisory fees and expenses, the gross annual investment return rates of 0%, 6% and 12% on the Fund's assets are equivalent to net annual investment return rates of approximately -.97%, 4.03% and 11.03%, respectively. For individual illustrations, interest rates ranging between 0% and 12% may be selected in place of the 6% rate.

    The hypothetical returns shown in the tables are without any tax charges that may be attributable to the VUL Account in the future. If such tax charges are imposed in the future, then in order to produce after tax returns equal to those illustrated for 0%, 6% and 12%, a sufficiently higher amount in excess of the hypothetical interest rates would have to be earned.

    The second column of each table shows the amount that would accumulate if an amount equal to the premiums paid were invested to earn interest, after taxes, at 5% compounded annually. These tables show that if a Policy is returned in its very early years for payment of its Cash Surrender Value, that Cash Surrender Value may be low in comparison to the amount of the premiums accumulated with interest. Thus, the cost of owning a Policy for a relatively short time may be high.

    On request, we will furnish the Policyowner with a comparable illustration based on the age and sex of the proposed insured person(s), standard risk assumptions and the initial face amount and planned premium chosen.

                                                                     PAGE 1 OF 2
                                                                PREMIUM: $25,000
                                                            FACE AMOUNT: $62,848
MALE 55 ADVANTAGE

            THE PHOENIX EDGE-SPVL -- A VARIABLE UNIVERSAL LIFE POLICY

                            ASSUMING CURRENT CHARGES

                                    CASH                               CASH                             CASH
            PREMIUM    ACCOUNT    SURRENDER    DEATH      ACCOUNT    SURRENDER    DEATH     ACCOUNT   SURRENDER     DEATH
            ACCUM.      VALUE      VALUE      BENEFIT      VALUE       VALUE     BENEFIT     VALUE      VALUE      BENEFIT
  YEAR       @ 5%       @ 0%        @ 0%       @ 0%        @ 6%        @ 6%       @ 6%       @ 12%      @ 12%       @ 12%
 --------  ---------- ---------- ----------- ---------- ----------- ----------- ---------- ---------- ----------  ----------
       1      26,250     24,218      22,264     62,848      25,686      23,599    62,848     27,153     24,934      62,848
       2      27,563     23,461      21,784     62,848      26,390      24,479    62,848     29,491     27,491      62,848
       3      28,941     22,727      21,312     62,848      27,114      25,391    62,848     32,031     30,281      62,848
       4      30,388     22,017      20,846     62,848      27,857      26,357    62,848     34,790     33,290      62,848
       5      31,907     21,328      20,387     62,848      28,621      27,371    62,848     37,786     36,536      62,848

       6      33,502     20,661      19,935     62,848      29,406      28,406    62,848     41,040     40,040      62,848
       7      35,178     20,015      19,490     62,848      30,213      29,463    62,848     44,574     43,824      62,848
       8      36,936     19,389      19,051     62,848      31,041      30,541    62,848     48,412     47,912      62,848
       9      38,783     18,780      18,617     62,848      31,893      31,643    62,848     52,591     52,341      65,213
      10      40,722     18,188      18,188     62,848      32,767      32,767    62,848     57,139     57,139      69,710

      11      42,758     17,737      17,737     62,848      33,903      33,903    62,848     62,519     62,519      75,023
      12      44,896     17,296      17,296     62,848      35,078      35,078    62,848     68,386     68,386      81,380
      13      47,141     16,865      16,865     62,848      36,293      36,293    62,848     74,798     74,798      88,263
      14      49,498     16,443      16,443     62,848      37,551      37,551    62,848     81,811     81,811      95,720
      15      51,973     16,029      16,029     62,848      38,852      38,852    62,848     89,482     89,482     103,800

      16      54,572     15,625      15,625     62,848      40,199      40,199    62,848     97,872     97,872     112,553
      17      57,300     15,230      15,230     62,848      41,592      41,592    62,848    107,169    107,169     121,101
      18      60,165     14,843      14,843     62,848      43,033      43,033    62,848    117,407    117,407     130,323
      19      63,174     14,464      14,464     62,848      44,524      44,524    62,848    128,709    128,709     140,293
      20      66,332     14,093      14,093     62,848      46,067      46,067    62,848    141,223    141,223     151,109

    @ 65      40,722     18,188      18,188     62,848      32,767      32,767    62,848     57,139     57,139      69,710

Death benefit, accumulation value and Cash Value are based on the hypothetical gross percentage rates shown, assume current and guaranteed mortality charges, no policy loans or withdrawals have been made, and are calculated at the end of the Policy Year. Values shown reflect an effective annual asset charge of 1.77% (includes average fund operating expenses of .97% and mortality and expense risk charge of 0.8%). Hypothetical gross percentage rates are illustrative only and do not in any way represent actual results or suggest that such results will be achieved in the future. Actual values will differ from those shown whenever actual investment results differ from hypothetical rates illustrated.

Assumes tax of .033%.

                                                                     PAGE 2 OF 2
                                                                PREMIUM: $25,000
                                                            FACE AMOUNT: $62,848
MALE 55 ADVANTAGE

            THE PHOENIX EDGE-SPVL -- A VARIABLE UNIVERSAL LIFE POLICY

                           ASSUMING GUARANTEED CHARGES

                                    CASH                               CASH                             CASH
            PREMIUM    ACCOUNT    SURRENDER    DEATH      ACCOUNT    SURRENDER    DEATH     ACCOUNT   SURRENDER     DEATH
            ACCUM.      VALUE      VALUE      BENEFIT      VALUE       VALUE     BENEFIT     VALUE      VALUE      BENEFIT
  YEAR       @ 5%       @ 0%        @ 0%       @ 0%        @ 6%        @ 6%       @ 6%       @ 12%      @ 12%       @ 12%
 --------  ---------- ---------- ----------- ---------- ----------- ----------- ---------- ---------- ----------  ----------
       1      26,250     23,868      21,945     62,848      25,339      23,283    62,848     26,809     24,621      62,848
       2      27,563     22,699      21,083     62,848      25,645      23,794    62,848     28,768     26,768      62,848
       3      28,941     21,487      20,158     62,848      25,916      24,277    62,848     30,896     29,146      62,848
       4      30,388     20,226      19,162     62,848      26,147      24,728    62,848     33,215     31,715      62,848
       5      31,907     18,905      18,085     62,848      26,331      25,139    62,848     35,750     34,500      62,848

       6      33,502     17,511      16,910     62,848      26,461      25,502    62,848     38,528     37,528      62,848
       7      35,178     16,027      15,621     62,848      26,524      25,803    62,848     41,584     40,834      62,848
       8      36,936     14,437      14,198     62,848      26,508      26,028    62,848     44,958     44,458      62,848
       9      38,783     12,719      12,617     62,848      26,399      26,160    62,848     48,699     48,449      62,848
      10      40,722     10,851      10,851     62,848      26,179      26,179    62,848     52,864     52,864      64,495

      11      42,758      8,881       8,881     62,848      26,021      26,021    62,848     57,841     57,841      69,410
      12      44,896      6,699       6,699     62,848      25,731      25,731    62,848     63,270     63,270      75,292
      13      47,141      4,275       4,275     62,848      25,286      25,286    62,848     69,192     69,192      81,647
      14      49,498      1,572       1,572     62,848      24,663      24,663    62,848     75,653     75,653      88,514
      15      51,973          0           0          0      23,824      23,824    62,848     82,700     82,700      95,933

      16      54,572          0           0          0      22,722      22,722    62,848     90,386     90,386     103,945
      17      57,300          0           0          0      21,294      21,294    62,848     98,824     98,824     111,672
      18      60,165          0           0          0      19,457      19,457    62,848    108,238    108,238     120,145
      19      63,174          0           0          0      17,103      17,103    62,848    118,657    118,657     129,337
      20      66,332          0           0          0      14,103      14,103    62,848    130,194    130,194     139,308

    @ 65      40,722     10,851      10,851     62,848      26,179      26,179    62,848     52,864     52,864      64,495

Death benefit, accumulation value and Cash Value are based on the hypothetical gross percentage rates shown, assume current and guaranteed mortality charges, no policy loans or withdrawals have been made, and are calculated at the end of the Policy Year. Values shown reflect an effective annual asset charge of 1.77% (includes average fund operating expenses of .97% and mortality and expense risk charge of 0.8%). Hypothetical gross percentage rates are illustrative only and do not in any way represent actual results or suggest that such results will be achieved in the future. Actual values will differ from those shown whenever actual investment results differ from hypothetical rates illustrated.

Assumes tax of .033%.

                                                                     PAGE 1 OF 2
                                                                PREMIUM: $25,000
                                                            FACE AMOUNT: $76,043
FEMALE 55 ADVANTAGE

            THE PHOENIX EDGE-SPVL -- A VARIABLE UNIVERSAL LIFE POLICY

                            ASSUMING CURRENT CHARGES

                                    CASH                               CASH                             CASH
            PREMIUM    ACCOUNT    SURRENDER    DEATH      ACCOUNT    SURRENDER    DEATH     ACCOUNT   SURRENDER     DEATH
            ACCUM.      VALUE      VALUE      BENEFIT      VALUE       VALUE     BENEFIT     VALUE      VALUE      BENEFIT
  YEAR       @ 5%       @ 0%        @ 0%       @ 0%        @ 6%        @ 6%       @ 6%       @ 12%      @ 12%       @ 12%
 --------  ---------- ---------- ----------- ---------- ----------- ----------- ---------- ---------- ----------  ----------
       1      26,250     24,218      22,264     76,043      25,686      23,599    76,043     27,153     24,934      76,043
       2      27,563     23,461      21,784     76,043      26,390      24,479    76,043     29,491     27,491      76,043
       3      28,941     22,727      21,312     76,043      27,114      25,391    76,043     32,031     30,281      76,043
       4      30,388     22,017      20,846     76,043      27,857      26,357    76,043     34,790     33,290      76,043
       5      31,907     21,328      20,387     76,043      28,621      27,371    76,043     37,786     36,536      76,043

       6      33,502     20,661      19,935     76,043      29,406      28,406    76,043     41,040     40,040      76,043
       7      35,178     20,015      19,490     76,043      30,213      29,463    76,043     44,574     43,824      76,043
       8      36,936     19,389      19,051     76,043      31,041      30,541    76,043     48,412     47,912      76,043
       9      38,783     18,780      18,617     76,043      31,893      31,643    76,043     52,582     52,332      76,043
      10      40,722     18,188      18,188     76,043      32,767      32,767    76,043     57,128     57,128      76,043

      11      42,758     17,737      17,737     76,043      33,903      33,903    76,043     62,590     62,590      76,043
      12      44,896     17,296      17,296     76,043      35,078      35,078    76,043     68,661     68,661      81,707
      13      47,141     16,865      16,865     76,043      36,293      36,293    76,043     75,318     75,318      88,876
      14      49,498     16,443      16,443     76,043      37,551      37,551    76,043     82,615     82,615      96,660
      15      51,973     16,029      16,029     76,043      38,852      38,852    76,043     90,611     90,611     105,109

      16      54,572     15,625      15,625     76,043      40,199      40,199    76,043     99,371     99,371     114,277
      17      57,300     15,230      15,230     76,043      41,592      41,592    76,043    109,149    109,149     123,339
      18      60,165     14,843      14,843     76,043      43,033      43,033    76,043    119,932    119,932     133,125
      19      63,174     14,464      14,646     76,043      44,524      44,524    76,043    131,823    131,823     143,687
      20      66,332     14,093      14,093     76,043      46,067      46,067    76,043    144,956    144,956     155,104

    @ 65      40,722     18,188      18,188     76,043      32,767      32,767    76,043     57,128     57,128      76,043

Death benefit, accumulation value and Cash Value are based on the hypothetical gross percentage rates shown, assume current and guaranteed mortality charges, no policy loans or withdrawals have been made, and are calculated at the end of the Policy Year. Values shown reflect an effective annual asset charge of 1.77% (includes average fund operating expenses of .97% and mortality and expense risk charge of 0.8%). Hypothetical gross percentage rates are illustrative only and do not in any way represent actual results or suggest that such results will be achieved in the future. Actual values will differ from those shown whenever actual investment results differ from hypothetical rates illustrated.

Assumes tax of .033%.

                                                                     PAGE 1 OF 2
                                                                PREMIUM: $25,000
                                                            FACE AMOUNT: $26,043
FEMALE 55 ADVANTAGE

            THE PHOENIX EDGE-SPVL -- A VARIABLE UNIVERSAL LIFE POLICY

                           ASSUMING GUARANTEED CHARGES

                                    CASH                               CASH                             CASH
            PREMIUM    ACCOUNT    SURRENDER    DEATH      ACCOUNT    SURRENDER    DEATH     ACCOUNT   SURRENDER     DEATH
            ACCUM.      VALUE      VALUE      BENEFIT      VALUE       VALUE     BENEFIT     VALUE      VALUE      BENEFIT
  YEAR       @ 5%       @ 0%        @ 0%       @ 0%        @ 6%        @ 6%       @ 6%       @ 12%      @ 12%       @ 12%
 --------  ---------- ---------- ----------- ---------- ----------- ----------- ---------- ---------- ----------  ----------
       1      26,250     23,921      21,994     76,043      25,390      23,330    76,043     26,860     24,667      76,043
       2      27,563     22,829      21,203     76,043      25,767      23,906    76,043     28,882     26,882      76,043
       3      28,941     21,723      20,377     76,043      26,133      24,478    76,043     31,088     29,338      76,043
       4      30,388     20,601      19,515     76,043      26,485      25,046    76,043     33,501     32,001      76,043
       5      31,907     19,461      18,613     76,043      26,823      25,607    76,043     36,140     34,890      76,043

       6      33,502     18,289      17,658     76,043      27,138      26,153    76,043     39,030     38,030      76,043
       7      35,178     17,075      16,638     76,043      27,422      26,674    76,043     42,195     41,445      76,043
       8      36,936     15,801      15,535     76,043      27,660      27,160    76,043     45,662     45,162      76,043
       9      38,783     14,449      14,330     76,043      27,839      27,589    76,043     49,465     49,215      76,043
      10      40,722     13,005      13,005     76,043      27,947      27,947    76,043     53,649     53,649      76,043

      11      42,758     11,545      11,545     76,043      28,179      28,179    76,043     58,683     58,683      76,043
      12      44,896      9,962       9,962     76,043      28,337      28,337    76,043     64,308     64,308      76,526
      13      47,141      8,249       8,249     76,043      28,417      28,417    76,043     70,543     70,543      83,241
      14      49,498      6,397       6,397     76,043      28,412      28,412    76,043     77,377     77,377      90,531
      15      51,973      4,381       4,381     76,043      28,305      28,305    76,043     84,865     84,865      98,444

      16      54,572      2,164       2,164     76,043      28,071      28,071    76,043     93,070     93,070     107,031
      17      57,300          0           0          0      27,670      27,670    76,043    102,113    102,113     115,388
      18      60,165          0           0          0      27,053      27,053    76,043    112,201    112,201     124,544
      19      63,174          0           0          0      26,159      26,159    76,043    123,325    123,325     134,425
      20      66,332          0           0          0      24,920      24,920    76,043    135,612    135,612     145,106

    @ 65      40,722     13,005      13,005     76,043      27,947      27,947    76,043     53,649     53,649      76,043

Death benefit, accumulation value and Cash Value are based on the hypothetical gross percentage rates shown, assume current and guaranteed mortality charges, no policy loans or withdrawals have been made, and are calculated at the end of the Policy Year. Values shown reflect an effective annual asset charge of 1.77% (includes average fund operating expenses of .97% and mortality and expense risk charge of 0.8%). Hypothetical gross percentage rates are illustrative only and do not in any way represent actual results or suggest that such results will be achieved in the future. Actual values will differ from those shown whenever actual investment results differ from hypothetical rates illustrated.

Assumes tax of .033%.

                                       5